Perspectives and Observations on the COVID-19 Impact March 26, 2020

Key Messages Our businesses support critical infrastructure sectors as defined by the Department of Homeland Security (CISA.gov) and similar global government agencies. These sectors are deemed to be vital, such that their incapacitation would have a debilitating effect on security, national economic security, national public health or safety, or any combination thereof. Our 2020 financial outlook issued on February 19, 2020 included a $2.0M - $4.0M 1Q revenue impact from the COVID-19 outbreak. We believe the 1Q revenue impacts will be closer to $4.0M. We have a strong balance sheet and adequate liquidity and most of our debt is long-term, with maturities in 2044 and 2054. We have reduced 2020 CapEx and have now halted share repurchases out of an abundance of caution to ensure financial liquidity. All North American facilities, and most international facilities are currently fully operational but we believe the impact of COVID-19 will vary across our diversified portfolio in 2Q and beyond. 2 | March 26, 2020 | Valmont Industries, Inc.

General Overview The COVID-19 pandemic is evolving every day, and although its ultimate reach is uncertain, we want to share our current perspectives on the impact on our business so far, and the potential future impact on each of our four business segments and our balance sheet. We have also summarized the enhanced safety protocols at our global locations to minimize the impact of the pandemic on our facilities. As noted on slide 5 of this presentation, we believe the impact of COVID-19 will vary across our diversified portfolio. When the extent and timing of the outbreak and the carryover economic effects become clearer, and when we are in a position to estimate the impact, we will make additional disclosures and update our guidance as appropriate. This presentation is based on our assessment of information available to us as of the current date. Please refer to the “Disclaimers and Forward-Looking Statement Disclosure” included on page 9 of this presentation. 3 | March 26, 2020 | Valmont Industries, Inc.

Observations • Valmont products and solutions support critical infrastructure sectors as defined by the Department of 01 Homeland Security (CISA.gov) and similar global government agencies. − Communication: Wireless communication structures and components (ESS) − Energy: Utility transmission and distribution structures (Utility) − Food and Agriculture: Water and food production (Irrigation) − Coatings is an integral process step in the three sectors above, as well as other critical sectors as defined by CISA.gov. 02• All operations may be affected by COVID-19 isolation measures. A majority of our facilities are operational, and we expect normal production based on product mix, with some additional costs from administrative disruptions. Presently, certain facilities have temporarily ceased operations due to preemptive government mandates. These include operations in Argentina, France, India, Malaysia, New Zealand and Philippines. 03• Changes to macroeconomic factors as a result of COVID-19 − Favorable: lower costs of steel and other raw materials, energy, improved labor availability and less turnover − Unfavorable: FX translation impacts and regional economic impacts resulting from government actions 04• Other challenges associated with COVID-19 may impact our business, including changes to supply chain availability and costs, overall demand for Valmont products, logistics delays, the normal operations of a facility, including any temporary closures as mandated or otherwise made necessary by governmental authorities, and any additional carryover of economic effects. 4 | March 26, 2020 | Valmont Industries, Inc.

Future Impact of COVID-19 Varies Across Diversified Portfolio

Valmont FY19 Segment Operating Income ($M)

Estimated Risk Profile Due to COVID-19

UTILITY

- Supports critical infrastructure sector (Energy) to help ensure uninterrupted electricity supply and power restoration
- 85% of segment revenue is from North American markets where utilities are indicating that construction and generation projects will continue
- Renewable energy markets could be impacted due to uncertainty of debt funding and impact on return profiles

IRRIGATION

- Supports critical infrastructure sector (Food and Agriculture) to meet ongoing demands of the global food supply
- North American market is already at trough-like levels and demand remains highly correlated to net farm income levels
- No additional COVID-19-related risks are expected to impact international market demand at this time



Utility
$87.8
ESS
$65.6
Coatings
$51.3
Irrigation
$71.7
Lower
Moderate
Increased

ESS

- Variety of demand drivers across multiple product lines and geographies
- Increased demand for wireless communication structures and components, as they support a critical infrastructure sector (Communications) and emergency/first responders and @home work/school mandates
- Long-term, lighting and traffic structures demand could be impacted by changes to transportation budgets caused by COVID-19 effects
- Commercial and residential construction delays could reduce commercial market demand
- Mandated government closure of factories in Malaysia, Philippines, France, and India will impact 2Q and potentially future quarters

COATINGS

- Global correlation to industrial production levels and general economic indicators and are expected to be lower in the short-term
- Mandated government closure of facilities in Malaysia, Philippines, India and New Zealand will impact 2Q and potentially future quarters

Business Risk in All Segments Increases with Facility Shutdowns as Mandated by Government Authorities

5 | March 26, 2020 | Valmont Industries, Inc.

Strong Balance Sheet and Liquidity to Endure COVID-19 Uncertainty AS OF MARCH 25, 2020 Cash1 $280.0M Available Credit under Revolving 4 $547.0M Total Debt (Long-Term) 2 $787.5M Credit Facility Shareholders’ Equity2 $1,156.9M Cash 280.0M Total Debt to Adj. EBITDA3 2.4x Total Available Liquidity $827.0M ► Long-term debt of $787.5M, mostly fixed-rate, with long-dated maturities to 2044 and 20542 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − 2020E CapEx reduced from $100M - $125M to $75M - $90M − FCF will improve due to lower costs of energy and raw material, and possibly offset by lower revenue − Share repurchases now halted out of an abundance of caution to preserve financial liquidity until COVID-19 impact is clearer 1. As of March 25, 2020 2. As of December 28, 2019 3. See slide 9 for calculation of Adjusted EBITDA and Leverage Ratio. 4. $600M Total Revolver less borrowings and Standby LC”s of $53M 6 | March 26, 2020 | Valmont Industries, Inc.

Pandemic Plan and Safety Protocols

Valmont has implemented enhanced protocols in response to COVID-19, including recommendations and requirements issued by the Centers for Disease Control and Prevention ("CDC"), World Health Organization ("WHO") and local, state and national health authorities, to protect our employees, customers, suppliers and communities

https://www.valmont.com/coronavirus-communication

ENHANCED PROTOCOLS IN OUR FACILITIES

- ✓ Prohibited all domestic and international non-essential travel for all employees
- ✓ Increased frequency of disinfecting high-touch areas and high-traffic common areas
- ✓ Reinforced hand washing and infection control training
- ✓ Implemented safe distancing procedures and processes in all production facilities and administrative work areas
- ✓ Provided additional personal protective equipment and cleaning supplies
- ✓ Implemented processes to track and isolate employees who report or show COVID-19 symptoms or exposure
- ✓ Implemented actions to screen, limit or prohibit non-essential visitors to all facilities
- ✓ Implemented remote work strategy for administrative teams
- ✓ Engaged with legal counsel in all jurisdictions where Valmont operates to ensure compliance with local mandates
- ✓ Implemented security protocols for necessary site shutdowns

7 | March 26, 2020 | Valmont Industries, Inc.

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APPENDIX 8 | March 26, 2020 | Valmont Industries, Inc.

Disclaimer and Forward-looking Statement Disclosure This Valmont Industries, Inc. (the “Company”) presentation is solely for your information, is subject to change and speaks only as of the date hereof. This presentation is not complete and is only a summary of the more detailed information included elsewhere, including in our Securities and Exchange Commission (“SEC”) filings. No representation or warranty, expressed or implied is made and you should not place undue reliance on the accuracy, fairness or completeness of the information presented. These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 9 | March 26, 2020 | Valmont Industries, Inc.

Calculation of Adjusted EBITDA and Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5x Adjusted EBITDA (or 3.75x Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. YTD ($000s) 28-Dec-19 Net earnings attributable to Valmont Industries, Inc. $ 153,769 Interest expense 40,153 Income tax expense 50,207 Depreciation and amortization expense 82,264 EBITDA 326,293 Debt $ 787,478 Leverage Ratio 2.41x 10 | March 26, 2020 | Valmont Industries, Inc.